Exhibit 21.1

Subsidiaries of the Registrant

Subsidiary	State or other jurisdiction of incorporation or organization missing subsidiary names

Presidio Property Trust, Inc.	Maryland

NetREIT Casa Grande LP (Morena property)	California

NetREIT Palm Self Storage LP (Highland Court property, manager of NetREIT Highland, LLC)	California

NetREIT Garden Gateway LP	California

NetREIT Advisors, LLC	Delaware

NetREIT Dubose Model Home REIT, Inc.	Maryland

NetREIT Dubose Model Home REIT, LP	Delaware

Dubose Advisors, LLC	Delaware

Dubose Model Home Investors #201, LP	California

Dubose Model Home Investors #202, LP	California

NetREIT Yucca Valley, LLC (Retail)	Delaware

NetREIT National City Partners, LP (SD Port property)	California

NETREIT HIGHLAND, LLC (Highland Court property)	Delaware

NetREIT Presidio, LLC (Presidio property)	Delaware

NTR PROPERTY MANAGEMENT, INC.	California

NetREIT Union Terrace, LLC (Union Terrace property)	Delaware

NetREIT Centennial, LLC (Centennial property)	Delaware

NetREIT Arapahoe, LLC (Arapahoe property)	Delaware

NetREIT UTC, LLC (UTC property)	Delaware

NetREIT Bismarck, LLC (Bismarck property)	Delaware

NetREIT Fargo, LLC (Dakota Bank property refi 6/1/14)	Delaware

NetREIT Yucca Valley 2, LLC (Arby's TI est. 3/2016)	Delaware

NetREIT Model Homes, LLC	Delaware

NetREIT West Fargo, LLC (10th, 13th & Main properties)	Delaware

NetREIT H Court, LLC (Highland Court property)	Delaware

NetREIT Genesis, LLC (Genesis property)	Delaware

NetREIT Westminster, LLC (One Park Centre)	Delaware

NetREIT SC II, LLC (Shea Center)	Delaware

Dubose Model Home Investors #203 LP	California